NASDAQ
THE NASDAQ STOCK MARKET
9600 BLACKWELL ROAD
ROCKVILLE, MD 20850

Stanley Higgins
Director
Listing Qualifications
The Nasdaq Stock Market LLC
+1 301 978 8041

By Electronic Delivery to: mshustek@aol.com; dmlewis@llbradford.com

September 16, 2010

Mr. Michael V. Shustek
Interim Chief Financial Officer
Vestin Realty Mortgage I, Inc.
8880 W. Sunset Road, Suite 200
Las Vegas, NV 89148

Re: Vestin Realty Mortgage I, Inc. (the "Company")
Nasdaq Symbol: VRTA

Dear Mr. Shustek:

On August 25, 2010, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from September 1, 2010, to September 15, 2010, the closing bid price of the Company's common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5450(a)(1) and this matter is now closed.

If you have any questions, please contact Nikolai Utochkin, Listing Analyst, at +1 301 978 8029.

Sincerely,